As filed with the Securities and Exchange Commission on May 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1341991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4820 Emperor Blvd., Durham, North Carolina 27703 - (919) 998-2000

and

83 Wooster Heights Road, Danbury, Connecticut 06810 – (203) 448-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H. Erlinger III, Executive Vice President, General Counsel and Secretary

Quintiles IMS Holdings, Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

(919) 998-2000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Randall Wang, Esq.

Taavi Annus, Esq.

Bryan Cave LLP

One Metropolitan Square, Suite 3600

St. Louis, Missouri 63102

314-259-2000

Fax 314-259-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(1)	(1)	$0(2)

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of securities are being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

QUINTILES IMS HOLDINGS, INC.

Common Stock

We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling stockholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of our common stock may be offered and sold will be described in a supplement to this prospectus. In the case of an offering by selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” on page 1 of this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “Q.” On May 23, 2017, the last reported sale price of our common stock on the NYSE was $83.80 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling stockholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus we file with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “QuintilesIMS,” “we,” “us,” “our,” or similar references mean Quintiles IMS Holdings, Inc. and its subsidiaries on a consolidated basis.

In this prospectus, unless otherwise stated or the context otherwise requires, references to the “Shareholders Agreement” refers to the agreement dated May 3, 2016, by and between us, Dr. Dennis B. Gillings, CBE and certain of his affiliates (the “DG Stockholders”), certain affiliates of Bain Capital Investors, LLC (the “Bain Stockholders”), certain funds affiliated with TPG Global, LLC (the “TPG Stockholders”), CPP Investment Board Private Holdings Inc. (the “CPP Stockholder”) and Leonard Green & Partners, L.P. (the “LGP Stockholders”), which agreement addresses, among other things, certain board designation rights, registration rights and transfer restrictions.

We own or have rights to trademarks and service marks that we use in connection with the operation of our business, including Quintiles IMS, Quintiles, the Quintiles logo, IMS Health, IMS, the IMS logo, IMS One, MIDAS, One Key, Xponent, DDD, MD360 Provider Performance Management and E 360. All other trademarks or marks that are not identified as owned by us are the property of their respective owners.

Solely for convenience, the trademarks, service marks and trade names referred to in this annual report are listed without the ®, (sm) and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks or service marks to imply an endorsement or sponsorship of us by such other companies.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and documents that are incorporated herein and therein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and can often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding:

•	plans for future growth and other business development activities, including acquisitions;

•	plans for capital expenditures;

•	expectations for market and industry growth;

•	financing sources;

•	share repurchases and dividends;

•	the effects of regulation and competition;

•	foreign currency conversion;

•	the impact of litigation, government inquiries and investigations; and

•	all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to:

•	our ability to successfully integrate the “merger of equals” business combination (the “Merger”) between IMS Health Holdings, Inc. (“IMS Health”) and Quintiles Transnational Holdings Inc. (“Quintiles”) and to achieve the anticipated benefits and the anticipated tax treatment of the Merger;

•	the potential loss or delay of our large contracts or multiple contracts;

•	our data suppliers or providers might restrict our use of data or refuse to provide services;

•	failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations, including data protection laws, privacy laws and laws and regulations regarding the protection of personal data;

•	breaches or unauthorized use of our or our vendors’ IT systems or information, or our failure to maintain or effectively update our IT systems, including hardware or software failures or delays in the operation of our IT systems;

•	failure to meet productivity objectives under our internal business transformation initiatives;

•	failure to invest in growth opportunities and inability to successfully identify, acquire and integrate businesses, services and technologies;

•	our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights;

•	consolidation in the industries in which our clients operate and adverse client or therapeutic concentration;

•	risks relating to our international operations and sales to government entities;

•	risks relating to clinical trials, including potential unwillingness or inability of a client to fund the completion of trials; and

•	adverse trends in biopharmaceuticals and health care industries.

For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequently filed Quarterly Reports on Form 10-Q, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Except as required by applicable law, we assume no obligation to update any such forward-looking statement after the date of this prospectus, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, we will use the net proceeds from the sale of our common stock offered by this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our common stock by any selling stockholders.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common shares in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each participating selling stockholder and the number of common shares beneficially owned by such selling stockholder prior to the offering covered by such prospectus supplement, the number of common shares owned by such selling stockholder that are offered for the selling stockholder’s account in the prospectus supplement and the amount and (if more than one percent) the percentage of our common shares to be owned by such selling stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the participating selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any of the selling stockholders may sell the securities from time to time through one or more underwriters, dealers or agents and/or directly to one or more purchasers. We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a supplement to this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

The following are descriptions of our capital stock and material provisions of our Certificate of Incorporation and Bylaws. These descriptions are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws, as well as the Shareholders Agreement, which includes certain other provisions that materially impact the rights of our stockholders, including voting provisions.

Authorized Capital

Our Certificate of Incorporation provides the authority to issue 400,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated.

As of May 19, 2017, we had 219,391,845 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Common Stock

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action, except with respect to amendments to the Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the votes cast on the matter affirmatively or negatively. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

Dividends

Subject to prior rights and preferences, if any, that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock will be entitled to receive dividends, payable in cash, property or stock, out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Miscellaneous

Holders of common stock will have no conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Preferred Stock

The Certificate of Incorporation authorizes our board of directors, without further stockholder action, to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof, without further vote or action by our stockholders. The rights with respect to a class or series of preferred stock may be greater than the rights attached to common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision although we have adopted a resolution approving the Merger pursuant to which shares of our common stock were acquired by, among others, the TPG Stockholders. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Classified Board

The Certificate of Incorporation provides that our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The Bylaws provide that at any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. The classified board provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

Removal of Directors

The Certificate of Incorporation provides that our stockholders may only remove directors for cause and only by affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock. However, whenever a director has been elected by a voting group of stockholders, only the stockholders from that voting group may participate in the vote to remove him or her, and such vacancy may be filled only by the stockholders of that voting group. Upon the request of the party that nominated a director, the parties to the Shareholders Agreement (other than DG Stockholders) have agreed to vote for the removal of such director.

Amendments to Bylaws

The Bylaws may be amended, adopted, altered or repealed by our board of directors or by the affirmative vote of holders of at least seventy-five percent (75%) of the outstanding shares of common stock, voting together as a class, entitled to vote on the matter. During the Specified Period (as defined in the Bylaws), certain provisions of the Bylaws may only be amended by the affirmative vote of at least two-thirds (2/3) of our board of directors.

Size of Board and Vacancies

The Certificate of Incorporation and Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors at a number of directors not less than five (5) and not more than seventeen (17). Subject to the Shareholders Agreement and the Bylaws, any vacancies created in our board of directors resulting from any increase in the number of directors or the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority of the directors then in office, even if less than a quorum is present. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed, and until his or her successor has been elected and qualified or until his earlier resignation or removal. The

Shareholders Agreement provides that a vacancy created by the death, disability, retirement, resignation or removal of a director nominated pursuant to its terms may be filled only by the stockholder group that nominated the director, or, until the 2018 annual meeting, with respect to certain other vacancies, the continuing Quintiles directors or the continuing IMS Health directors (as those terms are defined in the Bylaws), as applicable.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that stockholders may not take action by written consent in lieu of a meeting.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of our stockholders may be called only by the chairman of the board of directors, the chief executive officer or a majority of the board of directors. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by our board of directors. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws provide that, except as provided in the Shareholders Agreement, stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than 90 days nor earlier than 120 days prior to the date of our annual meeting in the preceding year, subject to changes if the annual meeting date is advanced more than 30 days before or delayed more than 60 days after the anniversary date of the preceding year’s annual meeting. The Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the board of directors or influence the board’s decision regarding a takeover.

Undesignated Preferred Stock

The authority of our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors will be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Corporate Opportunities

The Certificate of Incorporation provides that we renounce any interest or expectancy in the business opportunities of the TPG Stockholders, the Bain Stockholders, the CPP Stockholder and the LGP Stockholders

and their affiliates (other than we and our subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, and each such person will have no fiduciary or other obligation to offer us their opportunities. This provision applies to these stockholders (and associated parties) only for so long as (i) such stockholder is entitled to designate at least one nominee under the Shareholders Agreement and, (ii) a nominee designated by such stockholder under the Shareholders Agreement continues to serve on the board. Stockholders will be deemed to have notice of and have consented to this provision of the Certificate of Incorporation.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The DGCL authorizes corporations to eliminate or limit the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Certificate of Incorporation includes such an exculpation provision. The Certificate of Incorporation includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers or any of our subsidiaries. The Certificate of Incorporation also provides that we must pay the expenses incurred by the indemnified person in defending or otherwise participating in any proceeding in advance of its final disposition, subject to our receipt of an undertaking from the indemnified party that such party will repay such amount if it is ultimately determined that such party is not entitled to be indemnified by us. We have entered into indemnification agreements with our non-management directors, which generally provide for indemnification in connection with their service to us or on our behalf. The Certificate of Incorporation also expressly authorizes us to carry insurance to protect our directors and officers against liability asserted against them or incurred by them in any such capacity.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, investments in our company may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Exclusive Forum

The Bylaws provide that unless we consent in writing to the selection of an alternate forum, the sole and exclusive forum for all litigation relating to the internal affairs of our company, including without limitation (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. This provision may prevent a stockholder from bringing a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us and our directors, officers or other employees.

The foregoing description of our common stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement relating to this prospectus, and are hereby incorporated herein by reference.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, employee benefit plans and “poison pill” rights plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “Q.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Bryan Cave LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Quintiles IMS Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 and the audited historical financial statements of IMS Health Holdings, Inc. included in Exhibit 99.3 of Quintiles IMS Holdings, Inc.’s Current Report on Form 8-K dated May 24, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement (including this prospectus) and the exhibits to the registration statement and the documents incorporated by reference in this prospectus. Statements contained in this prospectus about the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement of which this prospectus is a part, such reports and other information at the SEC’s public reference room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part and the other reports and information that we have filed with the SEC at the SEC’s Internet website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

(a)    our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 16, 2017;

(b)    our Definitive Proxy Statement filed on February 22, 2017;

(c)    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017;

(d)    our Current Reports on Form 8-K filed on February 22, 2017, February 24, 2017 (two of which were filed on such date), February 28, 2017, March 8, 2017, April 6, 2017, and May 24, 2017; and

(e)    the description of our common stock contained in our Registration Statement on Form 8-A/A, filed on October 3, 2016, pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Quintiles IMS Holdings, Inc., 4820 Emperor Blvd., Durham, North Carolina 27703, Attention: General Counsel, (919) 998-2000, officeofthegeneralcounsel@quintilesims.com. These documents are also available on the Investor Relations section of our website, which is located at http://ir.quintilesims.com, or as described under “Where You Can Find Additional Information” above. The information on our website does not constitute part of this document and is not incorporated by reference herein.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
Fees and expenses of the transfer agent	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee is omitted because it will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that our directors, officers and other agents will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended to provide additional indemnification, against all expenses, liabilities and loss incurred in connection with their service as a director, officer or other agent on behalf of the corporation. The Certificate of Incorporation also provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of directors or stockholders or otherwise. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Our Shareholders Agreement provides that we will enter into indemnification agreements with certain of our directors. We have entered into indemnification agreements with our non-management directors, which generally provide for indemnification in connection with their service to us or on our behalf.

We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Item 16. Exhibits

(a) Exhibits. See Exhibit Index.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, May 24, 2017.

Quintiles IMS Holdings, Inc.

By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ari Bousbib, Michael R. McDonnell and James H. Erlinger III, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Ari Bousbib Ari Bousbib	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 24, 2017

/s/ Michael McDonnell Michael McDonnell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2017

/s/ Robert A. Parks Robert A. Parks	Senior Vice President, Corporate Controller (Principal Accounting Officer)	May 24, 2017

/s/ Dr. Dennis B. Gillings, CBE Dr. Dennis B. Gillings, CBE	Lead Director	May 24, 2017

/s/ John P. Connaughton John P. Connaughton	Director	May 24, 2017

/s/ Jonathan J. Coslet Jonathan J. Coslet	Director	May 24, 2017

SIGNATURE	TITLE	DATE

/s/ John G. Danhakl John G. Danhakl	Director	May 24, 2017

/s/ Michael J. Evanisko Michael J. Evanisko	Director	May 24, 2017

/s/ James A. Fasano James A. Fasano	Director	May 24, 2017

/s/ Jack M. Greenberg Jack M. Greenberg	Director	May 24, 2017

/s/ John M. Leonard, M.D. John M. Leonard, M.D.	Director	May 24, 2017

/s/ Ronald A. Rittenmeyer Ronald A. Rittenmeyer	Director	May 24, 2017

/s/ Todd B. Sisitsky Todd B. Sisitsky	Director	May 24, 2017

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Articles of Conversion, as filed with the North Carolina Secretary of State on October 3, 2016.		8-K	001-35907	3.1	October 3, 2016

3.2	Certificate of Conversion, as filed with the Delaware Secretary of State on October 3, 2016.		8-K	001-35907	3.2	October 3, 2016

3.3	Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on October 3, 2016.		8-K	001-35907	3.3	October 3, 2016

3.4	Amended and Restated Bylaws, effective October 3, 2016.		8-K	001-35907	3.4	October 3, 2016

4.1	Shareholders Agreement, dated as of May 3, 2016, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.		8-K	001-35907	10.4	May 3, 2016

5.1	Opinion of Bryan Cave LLP.	X

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of PricewaterhouseCoopers LLP.	X

23.3	Consent of Bryan Cave LLP (included in Exhibit 5.1).	X

24.1	Power of attorney (included on the signature pages hereto).	X

*	To be filed, if necessary, by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act in connection with the offering of the securities.